Exhibit 10.1

INLAND AMERICAN REAL ESTATE TRUST, INC.

AMENDED AND RESTATED
INDEPENDENT DIRECTOR STOCK OPTION PLAN
(As of July 20, 2010)

ARTICLE I
GENERAL

1.1           PURPOSE.  Effective as of August 31, 2005, Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), adopted the Independent Director Stock Option Plan (the “Original Plan”).  The Company hereby amends and restates the Original Plan as this Amended and Restated Independent Director Stock Option Plan (the “Plan”).  The purpose of the Plan is to foster and promote the long-term financial success of the Company by attracting and retaining outstanding non-employee directors by enabling them to participate in the Company’s growth through the granting of Options (as defined in Section 2.1(a) hereof) that entitle them to purchase shares of the Company’s common stock, par value $0.001 per share (“Shares”).

1.2           PARTICIPATION.  Only directors of the Company who, at the time an Option is granted, are “Non-Employee Directors” as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), or any similar rule which may subsequently be in effect (the “Independent Directors”), are eligible to receive Options under the Plan.

1.3           SHARES SUBJECT TO THE PLAN.  Shares to be issued upon exercise of Options granted under the Plan shall be from authorized but unissued Shares of the Company.  A maximum of 75,000 Shares, including Shares issued under the Original Plan (the “Plan Maximum”), may be issued for all purposes under the Plan (subject to adjustment pursuant to Section 3.2 hereof), and the Company reserved 75,000 authorized but unissued Shares as of the date the Original Plan was established for issuance upon exercise of Options granted under the Plan.  Any Shares reserved for issuance under Options that for any reason are canceled or terminated without having been exercised shall not be counted in determining whether the Plan Maximum has been reached.  Options for fractional shares shall not be granted.

1.4           GENDER AND NUMBER.  Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II
STOCK OPTION AWARDS

2.1           AWARD OF STOCK OPTIONS.

(a)           Effective on the date on which an Independent Director becomes a member of the Board of Directors of the Company (the “Board of Directors”), each Independent Director who satisfies the conditions set forth in Section 1.2 hereof will automatically be awarded a stock option (an “Initial Option”) under the Plan to purchase 3,000 Shares (subject to adjustment pursuant to Section 3.2 hereof).  Effective on the date of each Annual Meeting of Stockholders of the Company (an “Annual Meeting”) after the award of an Initial Option, each Independent Director then in office who satisfies the conditions set forth in Section 1.2 hereof will automatically be awarded a stock option (a “Subsequent Option” or the “Subsequent Options”, collectively with the “Initial Options” referred to herein as an “Option” or “Options”) to purchase 500 Shares (subject to adjustment pursuant to Section 3.2 hereof).  The Options are not intended to qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)           Notwithstanding any other provision of this Plan, no Options shall be issued pursuant to Section 2.1(a) hereof to the extent that the issuance of such Options would: (i) enable the Independent Directors as a group to hold more than ten percent (10.0%) of the issued and outstanding Shares if such Options were exercised; (ii) result in the Company being “closely held” within the meaning of Code Section 856(h); (iii) cause the Company to own, directly or constructively, ten percent (10.0%) or more of the ownership interests in a tenant of the property of the Company (or of the property of one or more partnerships in which the Company is a partner), within the meaning of Code Section 856(d)(2)(B); or (iv) cause, in the opinion of counsel to the Company, the Company to fail to qualify (or create, in the opinion of counsel to the Company, a material risk that the Company would no longer qualify) as a real estate investment trust within the meaning of Code Section 856.  To the extent that the issuance of Options pursuant to Section 2.1(a) hereof would violate any of the foregoing limitations, the number of Shares that may be purchased under the Options to be issued to each of the Independent Directors shall be reduced pro rata.  To the extent that the number of Shares that may be purchased under Options issued to an Independent Director is reduced in any year as a result of the application of the foregoing limitations, Options to purchase such Shares shall be issued to the Independent Director in any subsequent year in which issuance of such Options, after taking into account the Options to be issued to the Independent Directors in such subsequent year under Section 2.1(a) hereof, would not violate the limitations imposed by this Section 2.1(b).  To the extent that the issuance of an Option is delayed until a subsequent year under this Section 2.1, the Option shall be treated for all purposes under this Plan as having been issued in such subsequent year.

2.2           STOCK OPTION CERTIFICATES.  The award of an Option shall be evidenced by a certificate executed by an officer of the Company in substantially the form attached hereto as Exhibit A.

2.3           EXERCISE PRICE.  The purchase price of a Share (the “Exercise Price”) under each Initial Option granted shall be the Fair Market Value (as defined in Section 3.5 hereof) of a Share on the date of the grant.  The Exercise Price under each Subsequent Option granted on the date of any Annual Meeting shall be the Fair Market Value of a Share on the last business day immediately preceding the date of the Annual Meeting.

2.4           EXERCISE AND TERM OF OPTIONS.

(a)           Options may be exercised by the delivery of written notice of exercise and payment of the aggregate Exercise Price for the Shares to be purchased to the Secretary

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of the Company.  The Exercise Price may be paid in cash, by check, bank draft or money order.  No Shares shall be issued in connection with the exercise of an Option until full payment of the aggregate Exercise Price for such Shares has been made to the Company.  Except to the extent expressly authorized by the Board of Directors, the Company shall not issue share certificates representing the purchased Shares.  All Shares issued upon exercise of an Option shall be recorded on the books and records of the Company.  As soon as practicable after receipt of each notice and full payment of the aggregate Exercise Price pursuant to this Section 2.4(a), the Company shall issue the purchased Shares to the Independent Director along with a statement containing information substantially similar to Exhibit B hereto and any other information required pursuant to applicable law.  All Shares issued upon exercise of an Option shall be subject to the restrictions contained in the Company’s Articles of Incorporation and Bylaws.  An Independent Director shall have none of the rights of a stockholder in the Company until the Shares underlying the Option(s) exercised are issued and the foregoing statement delivered to the Independent Director.

(b)           To the extent expressly authorized by the Board of Directors, each certificate for Shares issued upon exercise of an Option shall bear a legend containing information substantially similar to Exhibit B.  Any certificate for Shares issued at any time in exchange or substitution for any other certificate bearing such legend shall also bear a legend containing information substantially similar to Exhibit B.  Each certificate for Shares issued upon exercise of an Option shall also bear any legends required by the Company’s Articles of Incorporation or Bylaws applicable law, and the transferability of the certificate and the Shares represented thereby shall be subject to the restrictions contained in the Company’s Articles of Incorporation and Bylaws.

(c)           An Independent Director’s Initial Option shall (subject to Section 3.1 hereof) become exercisable as follows: (i) 1,000 shares on the date of grant; (ii) an additional 1,000 shares on the first anniversary of the date of grant; and (iii) an additional 1,000 shares on the second anniversary of the date of grant; and shall continue to be exercisable until the first to occur of: (i) the tenth anniversary of the date of grant; (ii) the removal for cause of the Independent Director as an Independent Director; or (iii) three months following the date the Independent Director ceases to be an Independent Director for any other reason except death or disability.  Each of an Independent Director’s Subsequent Options shall (subject to Section 3.1 hereof) become fully exercisable on the second anniversary of the date on which the Subsequent Option(s) was granted and shall continue to be exercisable until the first to occur of: (i) the tenth anniversary of the date of grant; (ii) the removal for cause of the Independent Director as an Independent Director; or (iii) three months following the date the Independent Director ceases to be an Independent Director for any other reason except death or disability.  Notwithstanding the foregoing, Options granted under this Plan shall continue to be exercisable in the case of death or disability for a period of one year after death or the disabling event; provided that the death or disabling event occurs while the person is an Independent Director and prior to his or her removal for cause, resignation or ceasing to be an Independent Director for any other reason and the Option is otherwise exercisable on the date of the death or disabling event; provided, however, if the Option is exercised within the first six months after it becomes exercisable, any Shares issued pursuant to such exercise may not be sold

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until the six month anniversary of the date of the grant of the Option. An Independent Director is removed “for cause” for gross negligence or willful misconduct in the execution of his duties, or for conviction of, or entry of a plea of guilty or nolo contendere to, any felony or any act of fraud, embezzlement, misappropriation, or a crime involving moral turpitude.

(d)           Notwithstanding any other terms or provisions herein to the contrary, no Option may be exercised if, in the opinion of the Company’s counsel, such exercise would jeopardize the Company’s status as a real estate investment trust under the Code.

ARTICLE III
MISCELLANEOUS PROVISIONS

3.1           NONTRANSFERABILITY; BENEFICIARIES.  No Option awarded under the Plan shall be transferable by the Independent Director otherwise than by will or, if the Independent Director dies intestate, by the laws of descent and distribution. All Options exercised during the Independent Director’s lifetime shall be exercised only by the Independent Director or his legal representative.  Any transfer contrary to this Section 3.1 will nullify the Option.  Notwithstanding any other provisions of this Plan, Options granted under this Plan shall continue to be exercisable in the case of death or disability for a period of one year after death or the disabling event in accordance with the terms of Section 2.4(c) hereof.  Each Independent Director may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise his or her Options.  Each designation will revoke all prior designations by the Independent Director, must be in writing and will be effective only when filed with the Secretary of the Company during the Independent Director’s lifetime.

3.2           ADJUSTMENT UPON CERTAIN CHANGES.

(a)           If the outstanding Shares are (i) increased or decreased or (ii) changed into, or exchanged for, a different number or kind of shares or securities of the Company, through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of Shares that may be issued pursuant to an Option and in the minimum number of Shares that must be issued and outstanding prior to the issuance of the Initial Options pursuant to Section 2.1(a)(iii) hereof.  A corresponding adjustment to the consideration payable with respect to all Options granted prior to any such change shall also be made.  Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Option not exercised but with a corresponding adjustment in the Exercise Price for each Share.

(b)           Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon sale of all or substantially all of the Company’s assets, the Plan shall terminate, and any outstanding Options shall terminate and be forfeited; provided, however, holders of Options may exercise any Options that are otherwise exercisable immediately prior to the dissolution,

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liquidation, consolidation or merger.  Notwithstanding the foregoing, the Board of Directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Options shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or Shares in lieu of and in complete satisfaction of such Options.

3.3           AMENDMENT, SUSPENSION AND TERMINATION OF PLAN.  The Board of Directors may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors may deem necessary, appropriate or advisable in order that any Options thereunder shall conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Independent Directors to enjoy the benefits of any change in applicable laws or regulations, or in any other respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without stockholder approval to the extent required by law, or any agreement or the rules of any national securities exchange upon which the Shares may be listed or of any inter-dealer quotation system on which Shares may be traded: (a) except as provided in Section 3.2 hereof, materially increase the number of Shares that may be issued under the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; (c) materially increase the benefits accruing to Independent Directors under the Plan; or (d) extend the termination date of the Plan.  No such amendment, suspension or termination shall: (x) impair the rights of Independent Directors under any outstanding Option without the consent of the Independent Directors affected thereby; or (y) make any change that would disqualify the Plan, or any other plan of the Company intended to be so qualified, from the exemption provided by Rule 16b-3.

3.4           TAX WITHHOLDING.

(a)           The Company shall have the power to withhold, or require an Independent Director to remit to the Company, an amount sufficient to satisfy any withholding or other tax due from the Company with respect to any amount payable or Shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

(b)           Subject to the consent of the Board of Directors, due to the exercise of an Option, an Independent Director may make an irrevocable election (an “Election”) to: (a) have Shares otherwise issuable hereunder withheld; (b) tender back to the Company Shares received; or (c) deliver back to the Company previously acquired Shares having a Fair Market Value sufficient to satisfy all or part of the Independent Director’s estimated tax obligations associated with the transaction.  Such Election must be made by an Independent Director prior to the date on which the relevant tax obligation arises.  The Board of Directors may disapprove of any Election, may suspend or terminate the right to

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make Elections, or may provide with respect to any Option under this Plan that the right to make Elections shall not apply to such Option.

3.5           DEFINITION OF FAIR MARKET VALUE.  As used in this Plan, “Fair Market Value” means: on any date, the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The “Closing Price” on any date shall mean the last sale price, regular way (as defined below), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board or, if there is no professional market maker making a market in the Shares, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price per Share at which a Stockholder may purchase Shares pursuant to the Company’s Distribution Reinvestment Plan (the “DRP”) if such DRP is then in existence, provided that, if the DRP permits purchase at a price per Share based on a discount from the value per Share, the value per Share at which the DRP price per Share is based, or if the DRP is not then in existence, the fair market value of a Share as determined by the Company, in its sole discretion.  “Trading Day” shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close. The term “regular way” means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected “ex-clearing” for same-day or next-day settlement.

3.6           PLAN NOT EXCLUSIVE.  The adoption of the Plan shall not preclude the adoption by appropriate means of any other stock option or other incentive plan for Independent Directors or other directors of the Company.

3.7           LISTING, REGISTRATION AND LEGAL COMPLIANCE.

(a)           Each Option shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification thereof or of any Shares or other property subject thereto upon any national securities exchange or inter-dealer quotation system, or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise, with respect to any such law or regulation, is necessary, appropriate or advisable as a condition to or in connection with the award of such Option or the issue, delivery or purchase of Shares or other property thereunder, no such Option may be exercised or paid in Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Company, and the holder of the

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award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action.

(b)           The Company may at any time impose any limitations upon the exercise, delivery or payment of any Option which, in the opinion of the Board of Directors, are necessary, appropriate or advisable in order to cause the Plan or any other plan of the Company to comply with Rule 16b-3.  If the Company, as part of an offering of securities or otherwise, finds it desirable because of foreign, federal or state legal or regulatory requirements to reduce the period during which Options may be exercised, the Board of Directors may, without the holders’ consent, so reduce such period on not less than fifteen (15) days written notice to the holders thereof.

3.8           RIGHTS OF INDEPENDENT DIRECTORS.  Nothing in the Plan shall confer upon any Independent Director any right to serve as an Independent Director for any period of time or to continue serving at his present or any other rate of compensation.

3.9           NO OBLIGATION TO EXERCISE OPTION.  The granting of an Option shall impose no obligation upon the Independent Director to exercise such Option.

3.10         REQUIREMENTS OF LAW; GOVERNING LAW.  The granting of Options under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or any national securities exchange or inter-dealer quotation system as may be required.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal laws of the State of Illinois without giving effect to its conflicts of law principles.  The provisions of this Plan shall be interpreted so as to comply with the conditions or requirements of Rule 16b-3, unless a contrary interpretation of any such provision is otherwise required by applicable law.

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EXHIBIT A

FORM OF OPTION CERTIFICATE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS.

INLAND AMERICAN REAL ESTATE TRUST, INC.
AMENDED AND RESTATED
INDEPENDENT DIRECTOR STOCK OPTION PLAN
OPTION CERTIFICATE

CERTIFICATE NO.

THIS OPTION CERTIFICATE (this “Certificate”) is made and entered into as of the              day of                                 , 20     (the “Grant Date”), by and between INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation (the “Company”), and                                                        (the “Optionee”) under and pursuant to the Inland American Real Estate Trust, Inc. Amended and Restated Independent Director Stock Option Plan (the “Plan”).

Except where the context otherwise requires, all capitalized terms that are not defined in this Certificate shall have the meanings set forth in the Plan.

The parties hereto agree as follows:

1.             GRANT OF OPTION.  In consideration of the services rendered and to be rendered to the Company by the Optionee as an Independent Director of the Company, and upon the determination by the Board of Directors of the Company that the Optionee satisfies the conditions set forth in Section 1.2 of the Plan, the Company hereby grants to the Optionee an Option (the “Option”) to purchase a total of up to                              (                        ) shares of the Company’s common stock, par value $0.001 per share (each share of such common stock, a “Share” and collectively, the “Shares”).  The purchase price for each Share (the “Exercise Price”) granted by this Option shall be $               per Share, upon and subject to the terms and conditions set forth in this Certificate and the Plan.  Shares that may be purchased upon exercise of this Option are hereafter referred to as “Option Shares.”

2.             ACKNOWLEDGMENT BY OPTIONEE.  The Optionee hereby acknowledges:

(a)           that he or she has had an opportunity to review a copy of the Plan;

(b)           that any questions pertaining to the Plan, to this Option and to the Option Shares have been answered by the Company to his or her satisfaction;

(c)           that he or she understands that the Plan is incorporated in this Certificate by reference and is made a part of this Certificate as if fully set forth in this Certificate; and

(d)           that the Plan shall control in the event that there is any conflict between the Plan and this Certificate, and also with respect to any matter not addressed in this Certificate.

3.             TIME OF EXERCISE.

(a)           [USE THE FOLLOWING SENTENCE FOR THE INITIAL OPTION GRANT ONLY — IF OTHERWISE, DELETE.]  Subject to the provisions of this Section 3 and the restrictions imposed in the Plan, this Option may be exercised in accordance with the provisions of Section 4 below, in whole or in part, as follows:  (i) 1,000 Option Shares on or after the Grant Date ([INSERT DATE]); (ii) an additional 1,000 Option Shares on or after the first anniversary of the Grant Date ([INSERT DATE]); and (iii) an additional 1,000 Option Shares on or after the second anniversary of the Grant Date ([INSERT DATE]).  [USE THE FOLLOWING SENTENCE FOR SUBSEQUENT OPTION GRANTS ONLY — IF OTHERWISE, DELETE.]  Subject to the provisions of this Section 3 and the restrictions imposed in the Plan, this Option may be exercised in accordance with the provisions of Section 4 below, in whole or in part, on or after the second anniversary of the Grant Date ([INSERT DATE]).  [THE FOLLOWING SENTENCES SHOULD NOT BE DELETED IN EITHER CASE.]  Notwithstanding the foregoing sentence, except as otherwise provided in paragraph (b) below of this Section 3, this Option may not be exercised after the earliest to occur of the following dates:  (i) the date that is ten (10) years from the Grant Date ([INSERT DATE]); (ii) the removal for cause of the Optionee as an Independent Director; or (iii) three (3) months following the date that the Optionee ceases to be an Independent Director of the Company for any reason except death or disability.  For purposes of this Option, the term “disability” (or any similar term) shall mean any bodily injury, disease, illness, or emotional or nervous disorder that prevents the Optionee from performing all of his or her material duties as an Independent Director of the Company for a period of at least thirty (30) consecutive days.

(b)           Subject to the provisions of this Section 3 and the restrictions imposed in the Plan, in the event that the Optionee becomes disabled or dies while serving as an Independent Director of the Company, all outstanding Options as to which the Optionee’s rights have become vested but which have not yet been exercised may be exercised in accordance with the provisions of Section 4 below by the Optionee (or his or her legal representative or designated beneficiary, as the case may be) for a period of one (1) year following the date of the disabling event or the Optionee’s death; provided, however, that if this Option is exercised within the first six (6) months after it becomes exercisable, any Shares issued pursuant to such exercise may not be sold until the six-month anniversary of the Grant Date ([INSERT DATE]).

4.             MANNER OF EXERCISE.

(a)           This Option may be exercised during the Optionee’s lifetime by the Optionee or, in the case of the Optionee’s disability, the Optionee’s legal representative.  Each Optionee may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) who may exercise this Option following the Optionee’s death (the “Optionee’s beneficiaries”); provided, that in no event shall the Optionee’s beneficiaries be able to exercise this Option at any time prior to the Optionee’s death unless the beneficiary also is the Optionee’s legal representative.  Each designation will revoke all prior designations by the Optionee, must be in writing to be valid and will be effective only when filed with the Secretary of the Company during the Optionee’s lifetime.  The Optionee also may revoke a designation without designating a new beneficiary.  To be valid, the revocation must be in writing and will be effective only when filed with the Secretary of the Company during the Optionee’s lifetime.

(b)           This Option may be exercised only by delivery of a written notice of exercise to the Company at its principal executive offices at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Secretary.  In the event that the Company moves its principal executive offices, it shall notify the Optionee in writing of the new address and this Option will thereafter be exercisable only by the delivery of written notice of exercise to the Company at its new principal executive offices.  Each notice of exercise shall state the number of Option Shares being exercised and shall be signed by either the Optionee or, in the event that this Option is being exercised by the Optionee’s legal representative or the Optionee’s beneficiaries, by the Optionee’s legal representative or the Optionee’s beneficiaries, as applicable.  In the case of exercise by the Optionee’s legal representative, the notice shall be accompanied by written evidence reasonably satisfactory to the Company of his or her authority to act on behalf of the Optionee.  In the case of exercise by the Optionee’s beneficiaries, the notice shall be accompanied by a copy of the Optionee’s death certificate.  Each notice also must be accompanied by (x) the original executed copy of this Certificate, (y) the aggregate Exercise Price for the Option Shares being purchased and (z) such other documents or instruments as the Company may require to comply with the then current federal and state income tax and securities laws.

(c)           The Exercise Price may be paid in cash, by check, bank draft or money order.  No Option Shares shall be issued in connection with an exercise of this Option until full payment of the aggregate Exercise Price for such Option Shares has been made to the Company.

(d)           In the event that this Option is exercised for less than all of the Option Shares covered by this Certificate, and subject to the terms and conditions of the Plan, the Company shall deliver an executed copy of a new option certificate to the Optionee (or the legal representative of the Optionee or the Optionee’s beneficiaries, if applicable) within sixty (60) days of exercise, for the number of remaining Option Shares covered by this Certificate.

5.             DELIVERY OF CERTIFICATES.

(a)           Except to the extent expressly authorized by the Board of Directors, the Company shall not issue share certificates representing the purchased Shares.  All Shares issued upon exercise of an Option shall be recorded on the books and records of the Company.  As soon as practicable after receipt of each notice and full payment of the aggregate Exercise Price pursuant to Section 4 of this Certificate, the Company shall issue the purchased Shares to the Optionee along with a statement containing information substantially similar to Exhibit B to the Plan and any other information required pursuant to applicable law.  All Shares issued upon exercise of an Option shall be subject to the restrictions contained in the Company’s Articles of Incorporation and Bylaws.  An Optionee shall have none of the rights of a stockholder in the Company until the Shares underlying the Option(s) exercised are issued and the foregoing statement delivered to the Optionee.

(b)           To the extent expressly authorized by the Board of Directors, each certificate for Shares issued upon exercise of an Option shall bear a legend containing information substantially similar to Exhibit B to the Plan.  Any certificate for Shares issued at any time in exchange or substitution for any other certificate bearing such legend shall also bear a legend containing information substantially similar to Exhibit B to the Plan.  Each certificate for Shares issued upon exercise of an Option shall also bear any legends required by the Company’s Articles of Incorporation or Bylaws or applicable law, and the transferability of the certificate and the Shares represented thereby shall be subject to the restrictions contained in the Company’s Articles of Incorporation and Bylaws.

6.             EFFECT OF CERTAIN CHANGES.  In accordance with Section 3.2 of the Plan, if the number of outstanding shares of Common Stock shall be changed by reason of a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, the number of Option Shares which are granted, the number of Option Shares which can be purchased on a particular date and the Exercise Price per Option Share shall be appropriately adjusted, as determined by the Company, to give proper effect to these changes.  All adjustments made by the Company in good faith pursuant to this Section 6 shall be final, conclusive and binding on the Optionee.

7.             OPTIONS ARE NON-TRANSFERABLE.  This Option may not be assigned, transferred, pledged or hypothecated in any way whether by operation of law or otherwise (except by will, or if the Director dies intestate, by the laws of descent and distribution).

8.             NO GUARANTEE OF DIRECTORSHIP.  Nothing in this Certificate shall be deemed or construed to confer upon the Optionee any right to serve as a Director for any period of time or to continue serving at his or her present or any other rate of compensation.

9.             LIMITATION ON LIABILITY.  In the event that the Optionee shall have designated a beneficiary or beneficiaries in accordance with Section 4 of this Certificate and has not revoked such designation in accordance with Section 4 of this Certificate, the Company shall be absolved of all further liability to the Optionee, the Optionee’s estate, the Optionee’s spouse and the Optionee’s heirs, successors and assigns to the extent that the Company issues Option Shares as directed by the beneficiary or beneficiaries so designated upon exercise of this Option following the death of the Optionee in accordance with the requirements of Section 4 of this Certificate.  In addition, the Company shall be absolved of all further liability to the Optionee, the Optionee’s estate, the Optionee’s spouse and the Optionee’s heirs, successors and assigns to the extent that the Company issues Option Shares as directed by the Optionee’s legal representative upon exercise of this Option following the disability of the Optionee in accordance with the requirements of Section 4 of this Certificate.

10.           TAX WITHHOLDING.  Subject to Section 3.4 of the Plan, the Company shall have the power to withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy any withholding or other tax due from the Company with respect to any amount payable or the Option Shares issuable under the Plan, and the Company may defer payment or issuance unless indemnified to its satisfaction by the Optionee for such amounts.

11.           MISCELLANEOUS.

(a)           This Option may not be exercised with respect to a fraction of any Option Share.

(b)           Except as provided in Section 2(c) and Section 2(d) of this Certificate, this Certificate (i) constitutes the entire agreement between the Company and the Optionee regarding the subject matter of this Option and (ii) supersedes and replaces all correspondence, understandings and communications between the parties hereto with regard to this Option, which, if claimed or believed by any person to exist, shall be disregarded and shall not be relied upon for any purpose.  No modification or amendment of any of the terms of this Certificate shall be valid if not made in writing and no such writing shall be binding on the Company if not signed by its Chairman, President or one of its Vice Presidents and attested by its Secretary or an Assistant Secretary.

(c)           This Certificate shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to its conflicts of law principles, except to the extent preempted by federal law.

(d)           This Certificate shall be binding upon the successors and assigns of the Optionee and the Company.

(e)           If any provision of this Certificate, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Certificate, or the application of such provisions to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

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IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized corporate officers, and the Optionee has duly executed this Certificate, all as of the date and year first above written.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:
Name:
Its:

ATTEST:

, Secretary

ACKNOWLEDGED AND AGREED:

OPTIONEE

Signature:
Name:

EXHIBIT B

STATEMENT TO BE ISSUED UPON EXERCISE OF OPTIONS

The Shares are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Company’s maintenance of its status as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).  Subject to certain further restrictions and except as expressly provided in the Company’s Articles of Incorporation: (i) no Person may Beneficially Own or Constructively Own shares of the Company’s Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Equity Stock of the Company in excess of 9.8% of the value of the total outstanding shares of Equity Stock of the Company, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Equity Stock that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Equity Stock if such Transfer would result in the Equity Stock of the Company being owned by fewer than one hundred (100) Persons.  Any Person who Beneficially Owns or Constructively Own or attempts to Beneficially Own or Constructively Own shares of Equity Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Equity Stock in excess or in violation of the above limitations must immediately notify the Company.  If any of the restrictions on transfer or ownership are violated, the shares of Equity Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.  In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.  All capitalized terms in this statement have the meanings defined in the Company’s Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Stock of the Company on request and without charge.

B-1